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                                     Bylaws
                                       of
                        Red Rock Collection Incorporated







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
                                 INDEX TO BYLAWS
                                                                            Page
                                                                            ----
ARTICLE I OFFICES AND CORPORATE SEAL                                          1
     SECTION 1.  Principal Office                                             1
     SECTION 2.  Other Offices                                                1
     SECTION 3.  Corporate Seal                                               1

ARTICLE II SHAREHOLDERS                                                       1
     SECTION 1.  Shareholders'Meetings                                        1
     SECTION 2.  Annual Meetings                                              2
     SECTION 3.  Special Meetings of Shareholders                             2
     SECTION 4.  List of Shareholders                                         2
     SECTION 5.  Notice of Shareholders'Meetings                              2
     SECTION 6.  Closing of Transfer Books or Fixing of Record Date           3
     SECTION 7.  Quorum and Adjournment                                       4
     SECTION 8.  Voting                                                       5
     SECTION 9.  Action Without Meeting                                       5
     SECTION 10. Waiver of Notice                                             5

ARTICLE III DIRECTORS                                                         5
     SECTION 1.  Number                                                       5
     SECTION 2.  Vacancies                                                    6
     SECTION 3.  Powers                                                       6
     SECTION 4.  Removal of Directors                                         6
     SECTION 5.  Place of Meetings                                            6
     SECTION 6.  Annual Meetings                                              6
     SECTION 7.  Regular Meetings                                             7
     SECTION 8.  Special Meetings                                             7
     SECTION 9.  Quorum                                                       7
     SECTION 10. Action Without Meeting                                       7
     SECTION 11. Committees of the Board                                      7
     SECTION 12. Compensation                                                 8
     SECTION 13. Waiver of Notice                                             8

ARTICLE IV OFFICERS                                                           8
     SECTION 1.  Designation of Titles                                        8
     SECTION 2.  Election, Term of Office, Qualification                      9
     SECTION 3.  Subordinate Officers. Etc.                                   9
     SECTION 4.  Removal                                                      9
     SECTION 5.  Vacancies                                                    9
     SECTION 6.  Chairman of the Board                                        9
     SECTION 7.  The President                                               10
     SECTION 8.  Vice President                                              10
     SECTION 9.  The Treasurer                                               10

     SECTION 10. The Secretary                                               11

ARTICLE V RESIGNATIONS                                                       12

ARTICLE VI CONTRACTS, LOANS, CHECKS AND DEPOSITS                             12
     SECTION 1.  Contracts                                                   12
     SECTION 2.  Loans                                                       12
     SECTION 3.  Checks, Drafts, Etc.                                        12
     SECTION 4.  Deposits                                                    12

ARTICLE VII CERTIFICATES FOR SHARES AND THEIR TRANSFER                       13
     SECTION 1.  Certificates for Shares                                     13
     SECTION 2.  Transfer of Shares                                          13

ARTICLE VIII FISCAL YEAR                                                     14

ARTICLE IX DIVIDENDS                                                         14

ARTICLE X INDEMNIFICATION AND EXCULPATION OF OFFICERS AND DIRECTORS          14

ARTICLE XI LIMITATION OF LIABILITY                                           14

ARTICLE XII REPEAL, ALTERATION OR AMENDMENT                                  14

                                     BYLAWS
                                       OF
                        RED ROCK COLLECTION INCORPORATED

                                   ARTICLE I
                           OFFICES AND CORPORATE SEAL

         SECTION 1. PRINCIPAL OFFICE. In addition to its known place of business, which shall be the office of its statutory agent, Red Rock Collection Incorporated (hereinafter called "the corporation") shall maintain a principal office in Maricopa County, Arizona.

         SECTION 2. OTHER OFFICES. The corporation may also maintain offices at such other place or places, either within or without the State of Arizona, as may be designated from time to time by the Board of Directors (hereinafter called the "board"), and the business of the corporation may be transacted at such other offices with the same effect as that conducted at the principal office.

         SECTION 3. CORPORATE SEAL. A corporate seal shall not be requisite to the validity of any instrument executed by or on behalf of the corporation, but nevertheless if in any instance a corporate seal be used, the same shall be a circle having on the circumference thereof the name of the corporation and, in the center, the year incorporated and the state where incorporated.

                                   ARTICLE II
                                  SHAREHOLDERS

         SECTION 1. SHAREHOLDERS' MEETINGS. All meetings of shareholders shall be held at such place as may be fixed from time to time by the board, or in the absence of direction by the board, by the president or secretary of the corporation, either within or without the State of

Arizona, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         SECTION 2. ANNUAL MEETINGS. Annual meetings of shareholders shall be held on the 4th Friday of March of each year, or if that day shall be a legal holiday, then on the next succeeding business day, or at such other date and time as shall be designated from time to time by the board and stated in the notice of the meeting. At the annual meeting, shareholders shall elect a board and transact such other business as may properly be brought before the meeting.

         SECTION 3. SPECIAL MEETINGS OF SHAREHOLDERS. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by Arizona statute or by the Articles of Incorporation (hereinafter called "articles"), may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the board, or at the request in writing of shareholders owning a majority of the entire capital stock of the corporation issued, outstanding, and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

         SECTION 4. LIST OF SHAREHOLDERS. The officer who has charge of the stock transfer books for shares of the corporation shall prepare and make a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address and the number of shares registered in the name of each shareholder. Such list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder present.

         SECTION 5. NOTICE OF SHAREHOLDERS' MEETINGS. Written notice of the annual meeting stating the place, date and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given, either personally or by mail, to each shareholder of record entitled to vote at such meeting not less than ten
(10) nor more than fifty (50) days before the date of the meeting. If mailed, such notice shall be deemed to be delivered when mailed to the shareholder at his address as it appears on the stock transfer books of the corporation. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice unless determined otherwise by the unanimous vote of the holders of all the issued and outstanding shares of the corporation present at the meeting in person or represented by proxy.

         SECTION 6. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, seventy (70) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the board may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy
(70) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, 4:00 o'clock in the afternoon on the day before the day on which notice of the meeting is given shall be the record date for such determination of shareholders. When a determination of
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                                                                               4

shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

         SECTION 7. QUORUM AND ADJOURNMENT.

         (a) The holders of a majority of the shares issued, outstanding, and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by Arizona statute or by the articles.

         (b) Business may be conducted once a quorum is present and may continue until adjournment of the meeting notwithstanding the withdrawal or temporary absence of sufficient shares to reduce the number present to less than a quorum. Unless the vote of a greater number or voting by classes is required by Arizona statute or the articles, the affirmative vote of the majority of the shares then represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders; provided, however, that if the shares then represented are less than required to constitute a quorum, the affirmative vote must be such as would constitute a majority if a quorum were present; and provided further, that the affirmative vote of a majority of the shares then present shall be sufficient in all cases to adjourn a meeting.

         (c) If a quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting to another time or place, without notice other than announcement at the meeting at which adjournment is taken, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

         SECTION 8. VOTING. At every meeting of the shareholders, each shareholder shall be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such shareholder, but no proxy shall be voted or acted upon after eleven (11) months from its date, unless the proxy provides for a longer period.

         SECTION 9. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of all of the outstanding shares entitled to vote with respect to the subject matter of the action.

         SECTION 10. WAIVER OF NOTICE. Attendance of a shareholder at a meeting shall constitute waiver of notice of such meeting, except when such attendance is for the purpose of protesting that the meeting is not lawfully called or convened. Any shareholder may waive notice of any annual or special meeting of shareholders by executing a written waiver of notice either before, at or after the time of the meeting.

                                  ARTICLE III
                                   DIRECTORS

         SECTION 1. NUMBER. The number of directors which shall constitute the whole board shall be not less than one (1) nor more than seven (7). The directors shall be elected at the annual meeting of the shareholders, except as provided in Section 2 of this article, and except that the initial directors shall be as named in the articles, and each director elected shall hold office until his or her successor is elected and qualified. Directors need not be shareholders.

         SECTION 2. VACANCIES. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the affirmative vote of a majority of the remaining directors then in office, though not less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

         SECTION 3. POWERS. The business and affairs of the corporation shall be managed by the board, which may exercise all such powers of the corporation and do all such lawful acts as are not by Arizona statute, the Articles of Incorporation, or these Bylaws directed or required to be exercised or done by the shareholders.

         SECTION 4. REMOVAL OF DIRECTORS. Any director or the entire board may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors at a meeting of shareholders called expressly for that purpose.

         SECTION 5. PLACE OF MEETINGS. The board of the corporation may hold meetings, both regular and special, either within or without the State of Arizona, and such meetings may be held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section, shall constitute presence in person at such meeting.

         SECTION 6. ANNUAL MEETINGS. Annual meetings of the board shall be held immediately following the annual meeting of shareholders and in the same place as the annual meeting of shareholders, and no notice to the newly elected directors of such meeting shall be necessary in order legally to hold the meeting, provided a quorum shall be present. In the event such meeting is not held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board or as shall be specified in a written waiver of notice by all of the directors.

         SECTION 7. REGULAR MEETINGS. Regular meetings of the board may be held without notice at such time and at such place as shall from time to time be determined by the board.

         SECTION 8. SPECIAL MEETINGS. Special meetings of the board may be called by the president or the secretary on one (1) day's notice to each director, either personally, by mail, by telegram, or by telephone; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two (2) directors.

         SECTION 9. QUORUM. A quorum at any meeting of the board shall consist of a majority of the number of directors then serving, but not less than two (2) directors, provided that if and when a board comprised of one member is authorized, or in the event that only one director is then serving, then one director shall constitute a quorum as provided by Arizona statute or by the articles. If a quorum shall not be present at any meeting of the board, the directors then present may adjourn the meeting to another time or place, without notice other than announcement at the meeting, until a quorum shall be present.

         SECTION 10. ACTION WITHOUT MEETING. Unless otherwise restricted by the articles or these bylaws, any action required or permitted to be taken at any meeting of the board or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

         SECTION 11. COMMITTEES OF THE BOARD. The board by resolution, adopted by a majority of the full board, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution and permitted by law, shall have and may exercise all the authority of the board. The board, with or without cause, may dissolve any such committee or remove any member thereof at any time. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the board, or any member thereof, of any responsibility imposed by law.

         SECTION 12. COMPENSATION. By resolution of the board, each director may be paid his expenses, if any, of attendance at each meeting of the board of directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the board or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

         SECTION 13. WAIVER OF NOTICE. Attendance of a director at a meeting shall constitute waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Any director may waive notice of any annual, regular, or special meeting of directors by executing a written notice of waiver either before or after the time of the meeting.

                                   ARTICLE IV
                                    OFFICERS

         SECTION 1. DESIGNATION OF TITLES. The officers of the corporation shall be chosen by the board and shall be a president, who shall be a member of the board, a vice president, a secretary, and a treasurer. The board may also choose a chairman of the board. Any number of offices, except the offices of president and secretary, may be held by the same person, unless the articles or these bylaws otherwise provide. The board may require any such officer, agent or employee to give security for the faithful performance of his duties.

         SECTION 2. ELECTION, TERM OF OFFICE, QUALIFICATION. The executive officers of the corporation shall be elected annually by the board, each to hold office for one year or until his successor shall have been duly appointed or elected and shall qualify, or until his death, or until he shall resign, or shall have been removed in the manner hereinafter provided.

         SECTION 3. SUBORDINATE OFFICERS. ETC. The board may appoint such subordinate officers, agents or employees as the board may deem necessary or advisable, including one or more additional vice presidents, one or more assistant treasurers and one or more assistant secretaries, each of whom shall hold office for such period, have authority and perform such duties as are provided in these bylaws or as the board may from time to time determine. The board may delegate to any executive officer or to any committee the power to appoint any such additional officers, agents or employees. Notwithstanding the foregoing, no assistant secretary or assistant treasurer shall have power or authority to collect, account for, or pay over any tax imposed by any federal, state, or city government.

         SECTION 4. REMOVAL. Any officer or agent may be removed by the board whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

         SECTION 5. VACANCIES. A vacancy in any office, because of death, resignation, removal, or any other cause, shall be filled for the unexpired portion of the term in the manner prescribed in Sections 2 and 3 of this Article IV for election or appointment to such office.

         SECTION 6. CHAIRMAN OF THE BOARD. The chairman of the board, if one shall have been appointed and be serving, shall preside at all meetings of the board and shall perform such other duties as from time to time may be assigned to him.

         SECTION 7. THE PRESIDENT. The president shall preside at all meetings of shareholders, and if a chairman of the board shall not have been appointed or, having been appointed, shall not be serving or be absent, the president shall preside at all meetings of the board. The president shall be the principal executive officer of the corporation and, subject to the control of the board, shall in general supervise and control all of the business and affairs of the corporation. He may sign, either alone or with the secretary or any other proper officer of the corporation thereunto authorized by the board, certificates for shares of the corporation and deeds, mortgages, bonds, contracts, or other instruments which the board has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of the president and such other duties as may be prescribed by the board from time to time.

         SECTION 8. VICE PRESIDENT. Each vice president shall have such powers and perform such duties as the board or the president may from time to time prescribe and shall perform such other duties as may be prescribed by these bylaws. At the request of the president, or in case of his absence or inability to act, the vice president or, if there shall be more than one vice president then in office, then one of them who shall be designated for the purpose by the president or by the board shall perform the duties of the president, and when so acting shall have all powers of, and be subject to all the restrictions upon, the president.

         SECTION 9. THE TREASURER. The treasurer shall have charge and custody of, and be responsible for, all the funds and securities of the corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name of and to the credit of the corporation in such banks and other depositaries as may be designated by the board; he shall disburse the funds of the corporation as may be ordered by the board, taking proper vouchers for such disbursements, and shall render to the president and to the directors at the regular meetings of the board or whenever they may require it, a statement of all his transactions as treasurer and an account of the financial condition of the corporation; and, in general, he shall perform all the duties incident to the office of treasurer and such other duties as may from time to time be assigned to him by the board.

         SECTION 10. THE SECRETARY. The secretary shall act as secretary of, and keep the minutes of, all meetings of the board and of the shareholders; he shall cause to be given notice of all meetings of the shareholders and directors; he shall be custodian of the seal of the corporation and shall affix the seal, or cause it to be fixed, to all proper instruments when deemed advisable by him; he shall have charge of the stock book and also of the other books, records and papers of the corporation relating to its organization as a corporation, and shall see that the reports, statements and other documents required by law are properly kept or filed; and he shall in general perform all the duties incident to the office of secretary. He may sign, with the president or a vice president, certificates of stock of the corporation. He shall also have such powers and perform such duties as are assigned to him by these bylaws, and he shall have such other powers and perform such other duties, not inconsistent with these bylaws, as the board shall from time to time prescribe.

                                    ARTICLE V
                                  RESIGNATIONS

         Any director or other officer may resign his office at any time by giving written notice of his resignation to the president or the secretary of the corporation. Such resignation shall take effect at the time specified therein or, if no time be specified therein, at the time of the receipt thereof, and the acceptance thereof shall not be necessary to make it effective.

                                   ARTICLE VI
                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

         SECTION 1. CONTRACTS. The board may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

         SECTION 2. LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board, except that the president of the corporation is authorized to contract loans or issue negotiable paper on behalf of the corporation and in its name to the extent of $10,000. Such authority may be general or confined to specific instances.

         SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board.

         SECTION 4. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the board may select.

                                  ARTICLE VII
                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

         SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of the corporation shall be in such form as shall be determined by the board. Such certificates shall be signed by the president or a vice president and by the secretary or an assistant secretary and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the corporation itself or one of its employees. Each certificate for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the board may prescribe.

         SECTION 2. TRANSFER OF SHARES. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof, by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

                                  ARTICLE VIII
                                  FISCAL YEAR

         The fiscal year of the corporation shall be as determined by the board.

                                   ARTICLE IX
                                   DIVIDENDS

         The board may, from time to time, declare and the corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its articles.

                                   ARTICLE X
            INDEMNIFICATION AND EXCULPATION OF OFFICERS AND DIRECTORS

         The corporation shall indemnify its officers and directors against expenses incurred, and exculpate its officers and directors, in actions by third parties or by or in right of the Corporation to the full extent permitted by and as provided in Section 10-005 of the Arizona Revised Statutes or any successor statute.

                                   ARTICLE XI
                             LIMITATION OF LIABILITY

         The liability of directors to the corporation or its shareholders for monetary damages for breach of fiduciary duty is eliminated and/or limited to the full extent permitted by law.

                                  ARTICLE XII
                         REPEAL, ALTERATION OR AMENDMENT

         These bylaws may be repealed, altered, or amended, or substitute bylaws may be adopted at any time by a majority of the board at any regular or special meeting.

         The undersigned, Gordon R. Wren, Secretary of Red Rock Collection Incorporated, hereby certifies that the foregoing bylaws were duly adopted by written consent of the Board of Directors of Red Rock Collection Incorporated on October 14, 1992.


                                                         /s/ Gordon R. Wren
                                                         -----------------------
                                                             Gordon R. Wren